SECOND AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of June 2, 2021 is made by and among MODUSLINK CORPORATION, a Delaware corporation ("Borrower"), SOL HOLDINGS, INC., a Delaware corporation ("Sol"), SALESLINK MEXICO HOLDINGS CORP., a Delaware corporation ("Saleslink", Sol and Saleslink, together the "Guarantors", and each, individually, a "Guarantor"), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor by assignment from MidCap Financial Trust, as administrative agent, individually as a Lender, and as administrative agent (in such capacity, "Agent"), for itself and the Lenders (as hereinafter defined).
RECITALS:
A.Pursuant to that certain Credit and Security Agreement dated as of December 31, 2019 (as the same may be amended, renewed, restated, replaced, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Borrower, Guarantors, the other Credit Parties from time to time party thereto, Agent and the financial institutions party thereto ("Lenders"), Lenders agreed to make certain loans and other financial accommodations to Borrower. Capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.
B.The Borrower has requested, and Agent and Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein.
AGREEMENTS:
Therefore, for good and valuable consideration, the parties hereto agree as follows:
1.Recitals. Each party hereto acknowledges and agrees that the above Recitals are true, accurate, and correct in all respects and that such Recitals are incorporated into this Amendment by reference herein.
2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 5 below, Agent, Lenders and Borrower hereby agree to amend the Credit Agreement as of the Effective Date as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms in proper alphabetical order as follows:

"Amendment No. 2" means that certain Second Amendment to Credit and Security Agreement, dated as of the Amendment No.2 Effective Date by and among the Borrower, the other Credit Parties thereto and the Agent on behalf of the Lenders.

"Amendment No. 2 Effective Date" means June 2, 2021.
(b)The definition of the term "Permitted Distributions" set forth in Section 1.1 of the Credit Agreement is hereby amended to amend and restate clauses (e) and (f) in their entirety as follows:
(e)    dividends by ModusLink to Holdings in an aggregate amount not to exceed $2,000,000 in any fiscal year of Borrowers, so long as (i) no Event of Default has occurred and is continuing at the time of making such dividend or would result therefrom, (ii) Borrowers have Revolving Loan Availability, immediately before and for the period of 90 consecutive days after giving effect to such payment, of at least $3,000,000, and (iii) prior to making such dividend, Borrowers have delivered to Agent a certificate of a Responsible Officer of Borrower Representative, in form and substance reasonably satisfactory to Agent, demonstrating Borrowers' compliance with the financial covenants set forth in Article 6 of this Agreement on a pro forma basis after giving effect to the making of such dividend (with the Fixed Charge Coverage Ratio calculated as of the last day of the most recent month preceding the date on which the dividend is made for which financial statements were required to have been delivered under the Agreement, for the 12-month period ending on such date, as if such dividend were made on the first day of such period); provided that, if ModusLink makes the Special Distribution to Holdings, no additional dividends may be made by ModusLink to Holdings pursuant to this clause (e) during the fiscal year ending July 31, 2022; and
(f)    cash dividends in increments of at least $1,000,000 made during the period commencing on the Amendment No. 1 Effective Date and ending on July 31, 2022 by ModusLink to Holdings in an aggregate amount not to exceed $50,000,000 (the "Special Distribution"), so long as (i) no Event of Default has occurred and is continuing at the time of making any Special Distribution or would result therefrom, (ii) Borrowers have Revolving Loan Availability, immediately before and for the period of 90 consecutive days after giving effect to such payment, of at least $3,000,000, and (iii) prior to making any such payment, Borrowers have delivered to Agent a certificate of a Responsible Officer of Borrower Representative, in form and substance reasonably satisfactory to Agent, demonstrating Borrowers' compliance with the financial covenants set forth in Article 6 of this Agreement on a pro forma basis after giving effect to the making of such dividend (with the Fixed Charge Coverage Ratio calculated as of the last day of the most recent month preceding the date on which the dividend is made for which financial statements were required to have been delivered under the Agreement, for the 12-month period ending on such date, as if such dividend were made on the first day of such period).
(c)Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    Unused Line Fee. From and following the Closing Date, Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month, multiplied by (ii) one-half of one percent (0.50%) per annum; provided that, from and following the Amendment No. 2 Effective Date, the amount referenced in clauses (ii) of the immediately foregoing sentence shall be sixty-five one-hundredths of one percent (0.65%) per annum. Such fee is to be paid monthly in arrears on the first day of each month.
(d)Exhibit B to the Credit Agreement (Compliance Certificate) is hereby amended and restated in its entirety as attached hereto.
3.Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") on which each of the following conditions precedent has been satisfied, each of which shall be in form and substance satisfactory to Agent:
(a)Agent shall have received a fully-executed copy of this Amendment, signed by Agent, Lenders, Borrower and the Guarantors; and
(b)subject to Section 4 below, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.
4.Waiver; Confirmation. The parties hereto agree and confirm that the amendment set forth in Section 2(d) of this Amendment constitutes an amendment to correct the inadvertent inclusion of Special Distributions as Fixed Charges and in the calculation of the Fixed Charge Coverage Ratio. The Lenders party hereto agree and confirm that any Default or Event of Default that may have been deemed to have occurred solely as a result of the unintentional inclusion of the Special Distribution as a Fixed Charge in the calculation of the Fixed Charge Coverage Ratio (a "Deemed Default") shall not have occurred and, as a result, no Deemed Default exists or is continuing as a result of (i) any breach of the Fixed Charge Coverage Ratio covenant set forth in Section 6.2 of the Credit Agreement solely as a result the unintentional inclusion of the Special Distribution as a Fixed Charge, (ii) any calculation of the Fixed Charge Coverage Ratio with respect to any other covenant set forth in the Credit Agreement solely as a result the unintentional inclusion of the Special Distribution as a Fixed Charge, or (iii) with respect to any representations or other statements in any certificate delivered in connection with such compliance or calculation solely as a result the unintentional inclusion of the Special Distribution as a Fixed Charge. Agent and Lenders hereby confirm that they have waived the requirement to deliver any certificate required to be delivered pursuant to clause (f) of the definition of "Permitted Distributions" in the Credit Agreement in connection with any portion of the Special Distribution paid prior to the Amendment No. 2 Effective Date. This is a limited waiver and confirmation and shall not be deemed to constitute a waiver of any other Defaults or Events of Default or any other breach of the Credit Agreement or any of the other Financing Documents (including any breach of the Fixed Charge Coverage Ratio that does not result solely from the unintentional inclusion of the Special Distribution as a Fixed Charge) or any other requirements of any provision of the Credit Agreement or any other Financing Documents.
5.Representations and Warranties. Borrower and each Guarantor represents and warrants as of the date hereof that it has the full power and authority to execute, deliver and perform this Amendment and to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and limited liability company, as applicable, action. Borrower and each Guarantor hereby further represents and warrants as of the date hereof that (a) the representations and warranties made respectively by such Credit Party in the Financing Documents are true and correct in all material respects (except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date); and (b) the execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations hereunder: (i) do not and will not violate any law or regulation applicable to such Credit Party; (ii) do not and will not violate any material agreement, order, decree or judgment by which such Credit Party is bound; and (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or other contractual obligation to which such Credit Party is a party, or by which such Credit Party's properties are bound.
6.Continuing Effect.
(a)Except as specifically modified and amended herein, all of the terms, covenants, conditions and agreements contained in the Credit Agreement shall remain in full force and effect. In the event of any inconsistency between this Amendment and any Financing Document, the provisions of this Amendment shall control. This Amendment shall constitute a Financing Document.
(b)The Credit Agreement and all of the other Financing Documents, each as amended hereby, are ratified and confirmed in all respects. Each Credit Party acknowledges and reaffirms its obligations under each Financing Document to which it is a party, in each case as amended, restated, supplemented or otherwise modified prior to or as of the date hereof. All Liens granted or created by, or existing under, the Financing Documents, as amended hereby, remain unchanged and continue, unabated, in full force and effect, to secure each Credit Party's obligation to repay the Loans and all other amounts under the other Financing Documents (as amended hereby). Nothing herein shall be deemed to waive, release or discharge the parties hereto from any obligations or liabilities under the Financing Documents, and nothing in this

Amendment shall affect or impair any rights, remedies or powers which Agent or Lenders may have under the Financing Documents.
7.Free and Voluntary Act. Borrower and each Guarantor is freely and voluntarily entering into this Amendment and will enter into any other documents and take any action requested by Agent which is necessary to fulfill the agreements contemplated herein. Borrower and each Guarantor has individually read this Amendment and has discussed this Amendment with its respective legal, financial and other counsel. Borrower and each Guarantor understands this Amendment and the risk inherent in, and significance of, the same.
8.No Implied Terms. Any and all duties or obligations that Agent or Lenders may have to any of the Credit Parties are limited to those expressly stated in the Financing Documents as amended hereby, and neither the duties and obligations of Agent or Lenders nor the rights of the Credit Parties shall be expanded beyond the express terms of the Financing Documents as so amended.
9.Fair Consideration. Borrower and each Guarantor hereby acknowledges that adequate and valuable consideration has been given on behalf of Agent and Lenders, including Lenders' agreement to enter this Amendment, the receipt and sufficiency of which are hereby acknowledged.
10.Counterparts. This Amendment may be signed in any number of counterparts and may be executed by facsimile, email delivery or electronic signature, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument.  Signatures by facsimile, email delivery or electronic signature or other electronic communication to this Amendment shall bind the parties to the same extent as would a manually executed counterpart.
11.Expenses. Borrower agrees to pay all reasonable out-of-pocket expenses of Agent actually incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, reasonable attorney's fees and expenses.
12.Binding Effect/Governing Law. This Amendment shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Agent and each Lender and each of the Credit Parties and their respective successors and permitted assigns, subject to the provisions of the Financing Documents as amended hereby. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.
13.Release. For and in consideration of Agent's agreements contained herein and in the Financing Documents, each Credit Party hereby releases and discharges Agent, each Lender, their respective trustees, officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, the "Released Parties") from any and all claims, causes of actions, damages and liabilities of any nature whatsoever, known or unknown, which such Credit Party ever had, now has or might hereafter have against one or more of the Released Parties which relates, directly or indirectly, to any of the Financing Documents or the transactions relating thereto, to the extent that any such claim, cause of action, damage or liability shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the date hereof and relates to the Deemed Default.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

BORROWER:	MODUSLINK CORPORATION, a Delaware corporation By: Name: Title:

By:	/s/ CATHY VENABLE
Name:	Cathy Venable
Title:	CFO

[Signatures continue on following page.]

Signature Page to Second Amendment to Credit and Security Agreement

GUARANTORS:	SOL HOLDINGS, INC., a Delaware corporation

By:	/s/ CATHY VENABLE
Name:	Cathy Venable
Title:	CFO

SALESLINK MEXICO HOLDING CORP., a Delaware corporation

By:	/s/ CATHY VENABLE
Name:	Cathy Venable
Title:	CFO

[Signatures continue on following page.]

Signature Page to Second Amendment to Credit and Security Agreement

AGENT AND LENDER:

MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as Agent and a Lender

By:    APOLLO CAPITAL MANAGEMENT, L.P.,
    its investment manager

By:    APOLLO CAPITAL MANAGEMENT GP,
    LLC, its general partner

By:	/s/ MAURICE AMSELLEM
Name:	Maurice Amsellem
Title:	Authorized Signatory
Signature Page to Second Amendment to Credit and Security Agreement

EXHIBIT B TO CREDIT AGREEMENT

[Attached]

Signature Page to Second Amendment to Credit and Security Agreement

EXHIBIT B TO CREDIT AGREEMENT (COMPLIANCE CERTIFICATE)
COMPLIANCE CERTIFICATE
Date: __________, 202__

This Compliance Certificate is given by _____________________, a Responsible Officer of ModusLink Corporation, a Delaware corporation (the "Borrower Representative"), pursuant to that certain Credit and Security Agreement dated as of December 31, 2019 among the Borrower Representative, the other Borrowers party thereto, and any additional Borrower that may hereafter be added thereto (collectively, "Borrowers"), the Guarantors from time to time party thereto, Midcap Funding IV Trust, as successor-by-assignment from MidCap Financial Trust, individually as a Lender and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The undersigned Responsible Officer hereby certifies to Agent and Lenders that:
(a)the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Consolidated Subsidiaries as of the dates and the accounting period covered by such financial statements;
(b)the representations and warranties of each Credit Party contained in the Financing Documents are true, correct and complete in all material respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;
(c)I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Consolidated Subsidiaries during the accounting period covered by such financial statements and such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(d)except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers and Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which any Borrower or Guarantor conduct business;
(e)except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of (i) any federal or state tax liens having been filed against any Borrower, Guarantor or any Collateral or (ii) any failure of any Borrower or Guarantor to make required payments of withholding or other tax obligations of any Borrower or Guarantor during the accounting period to which the attached statements pertain or any subsequent period;
(f)Schedule 5.14 to the Credit Agreement contains a complete and accurate statement of all deposit accounts and investment accounts maintained by Borrowers and Guarantors;
(g)except as noted on Schedule 4 attached hereto and Schedule 3.6 to the Credit Agreement, the undersigned has no knowledge of any current, pending or threatened: (i) litigation against any Borrower or Guarantor; (ii) inquiries, investigations or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of any Borrower or Guarantor; or (iii) any default by any Borrower or Guarantor under any Material Contract to which it is a party;
(h)except as noted on Schedule 5 attached hereto, no Borrower or Guarantor has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Agent on Schedule 3.17 to the Credit Agreement or any Schedule 5 to any previous Compliance Certificate delivered by Borrower Representative to Agent;
(i)except as noted on Schedule 6 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter of Credit Rights, Instruments, Documents or Investment Property that has not previously been reported to Agent on any Schedule 6 to any previous Compliance Certificate delivered by Borrower Representative to Agent;
(j)except as noted on Schedule 7 attached hereto, no Borrower or Guarantor is aware of any commercial tort claim that has not previously been reported to Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Agent; and
(k)Borrowers and Guarantors (if any) are in compliance with the covenants contained in Article 6 of the Credit Agreement, and in any Guarantee constituting a part of the Financing Documents, as demonstrated by the calculation of such covenants below, except as set
Exhibit B - 1

forth below; in determining such compliance, the following calculations have been made: [See attached worksheets]. Such calculations and the certifications contained therein are true, correct and complete.
The foregoing certifications and computations are made as of ________________, 20__ (end of month) and as of _____________, 20__.

Sincerely, MODUSLINK CORPORATION By: Name: Title:
Exhibit B - 2

EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable Defined Period is calculated as follows:
Net income (or loss) for the Defined Period of Borrowers and their Consolidated Subsidiaries, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrowers) in which Borrowers or any of their Subsidiaries has an ownership interest unless received by Borrower or their Subsidiary in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrowers or is merged into or consolidated with Borrowers	$___________
Plus: Any provision for (or minus any benefit from) income and franchise taxes deducted in the determination of net income for the Defined Period	$___________
Plus: Interest expense, net of interest income, deducted in the determination of net income for the Defined Period	$___________
Plus: Amortization and depreciation deducted in the determination of net income for the Defined Period	$___________
Plus:    Reasonable and documented fees and expenses deducted in the determination of net income incurred in connection with the closing of the Loan(s) and any amendments or waivers to this Agreement or any Financing Document and actually paid in cash for the Defined Period
$___________
Plus:    Reasonable and documented fees and expenses deducted in the determination of net income incurred and actually paid in cash for the Defined Period with respect to any Permitted Acquisition consummated after the Closing Date, to the extent incurred within 180 days of the consummation of such Permitted Acquisition and subject to Agent’s reasonable approval
$___________
Plus: Non-recurring expense deducted (or minus non-recurring income added) in the determination of net income and actually paid in cash for the Defined Period subject to Agent’s reasonable approval	$___________
Exhibit B - 3

Plus: Non-cash expense deducted (or minus non-cash income added) in the determination of net income for the Defined Period subject to Agent’s reasonable approval	$___________
EBITDA for the Defined Period:	$___________

Exhibit B - 4

Fixed Charge Coverage Ratio Worksheet (Attachment to Compliance Certificate)

Fixed Charges for the applicable Defined Period is calculated as follows:
Payment of interest expense, net of interest income, included in the determination of net income of Borrowers and their Consolidated Subsidiaries for the Defined Period	$___________
Plus:    Any provision for (or minus any benefit from) income taxes (less elimination of such taxes as a result of Borrowers' consolidated tax filings with Holdings) or franchise taxes included in the determination of net income for the Defined Period
$___________
Plus:    Payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under capital leases allocable to principal but excluding mandatory prepayments required by Section 2.1 and excluding scheduled repayments of Revolving Loans and other Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (or equivalent loan commitment))
$___________
Plus: Permitted Distributions (other than any Special Distribution)	$___________
Fixed Charges for the applicable Defined Period:	$___________
Operating Cash Flow for the applicable Defined Period is calculated as follows:
EBITDA for the Defined Period (calculated pursuant to the EBITDA Worksheet)	$___________
Minus: Unfinanced Capital Expenditures for the Defined Period	$___________
Minus:    To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts
$___________
Operating Cash Flow for the Defined Period:	$___________
Exhibit B - 5

Covenant Compliance: Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period	___ to 1.0
Minimum Fixed Charge Coverage for the Defined Period	1.0 to 1.0
In Compliance	Yes/No

Exhibit B - 6